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                                                                    Exhibit 99.1
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December 19, 2001
For Immediate Press Release
Please Contact:  Randy P. Helton, President & CEO or Stephanie Helms @
704-225-7938

AMERICAN COMMUNITY BANCSHARES, INC. DECLARES STOCK DIVIDEND

       American Community Bancshares, Inc. declared a 10 percent stock dividend on December 18, 2001. The dividend will be payable on January 31, 2002 to shareholders of record on January 16, 2002.

       Randy Helton, President and CEO of American Community Bank said, "The bank met our objectives this year and we would like to reward our patient and loyal shareholders. We continue to be pleased with the community's reception to our bank and the quality of business that has followed our bankers."

       American Community Bank, a subsidiary of American Community Bancshares, Inc. opened in November 1998 and presently has five branches in Union County and two branches in Mecklenburg County. The bank previously issued a 20 per cent stock dividend in 1999. The bank currently has assets of $180 million. American Community Bancshares, Inc. is traded on the NASDAQ Small Cap under the trading symbol ACBA.